UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant
To Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported): October 23, 2009 (October 15, 2009)

BIOMODA INC.
(Exact Name of Registrant as Specified in its Charter)

New Mexico
(State or Other Jurisdiction of Incorporation)

333-90738	85-0392345
(Commission File Number)	(I.R.S. Employer Identification No.)

P.O. Box 11342
Albuquerque, NM 87192
(Address of Principal Executive Offices, Including Zip Code)

(505) 821-0875
(Registrant's Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

❒ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

❒ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

❒ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

❒ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02        Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 15, 2009, the Board of Directors of Biomoda, Inc. (the “Company”) elected Maria Zannes to serve as Corporate Secretary.  Ms. Zannes has been a Director of Biomoda since May 1, 2008.

Ms. Zannes has more than 30 years of experience in the environmental and energy industries where she worked in multiple capacities, including federal lobbyist and company president.  Formerly president of a national waste-to-energy trade group in Washington, D.C., Ms. Zannes currently consults for private clients in the medical, energy, and environmental industries. She is a research associate for Columbia University’s Earth Engineering Center and a member of the Board of Directors of American Homecoming Foundation, a non-profit organization focused on providing assistance to homeless veterans.  Ms. Zannes was a legislative aide and press secretary to U.S. Rep. Charles Wilson (D-Texas).  Ms. Zannes is licensed to practice law in Washington State and New Mexico.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIOMODA, INC.

Date: October 23, 2009	By:	/s/ John J. Cousins
John J. Cousins
President